UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 29, 2004

NBTY, INC.
 (Exact Name of Registrant as Specified in Charter)

001-31788

(Commission File Number)

DELAWARE	11-2228617
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

90 Orville Drive	11716
Bohemia, New York	(Zip Code)
(Address of Principal Executive Offices)

(631) 567-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

ITEM 5.04.                                    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 29, 2004, NBTY, Inc. (“NBTY”) received notice, as required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, that effective January 1, 2005, the NBTY, Inc. 401(k) Savings Plan and the Rexall Sundown, Inc. 401(k) Employee Savings Plan (collectively, the “401(k) Plans”) will merge and that all investment, trustee and recordkeeping services will be transitioned to a new service provider.  In order to facilitate these changes, each participant in either 401(k) Plan will temporarily be prohibited from directing or diversifying investments in their 401(k) Plan accounts (including transfers into or out of the NBTY common stock fund), obtaining 401(k) Plan loans or receiving distributions from either 401(k) Plan.

The period during which 401(k) Plan participants will be unable to exercise these rights qualifies as a “blackout period” under Regulation BTR promulgated pursuant to Section 306(a)(3) of the Sarbanes-Oxley Act of 2002, and is expected to begin at 4 p.m. Eastern time on December 30, 2004 and is expected to end during the week of January 9, 2005.  Notice of the blackout period has been distributed to 401(k) Plan participants.

During the blackout period and for a period of two years after the ending date of the blackout period, holders of NBTY common stock and other interested persons may obtain, without charge, the actual beginning and ending dates of the blackout period by sending a written request to NBTY, Inc., attention Corporate Secretary, 90 Orville Drive Bohemia, New York 11716.

Notice of this blackout period is also being given to NBTY’s directors and executive officers simultaneously with the filing of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2004	NBTY, INC.

By:

/s/ Harvey Kamil

Harvey Kamil
President and Chief Financial Officer